Exhibit 10.4

Third Amended and Restated

Nationwide Financial Services, Inc.

1996 Long-Term Equity Compensation Plan

January 1, 2004

Third Amended and Restated

Nationwide Financial Services, Inc. 1996 Long-Term Equity

Compensation Plan

Article 1. Establishment, Objectives, and Duration

1.1. Establishment of the Plan. Nationwide Financial Services, Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document and individual award agreements setting forth certain terms and conditions applicable to awards granted under the Plan. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units and NVA Target Award Opportunities.

The Plan first became effective on December 11, 1996 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3. Duration of the Plan. The Plan commenced on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award of Incentive Stock Options be granted under the Plan on or after February 27, 2012.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1. “Affiliate” means Nationwide Mutual Insurance Company and Nationwide Corporation.

2.2. “Agent” means a person duly licensed in accordance with applicable state insurance laws and under contract to sell insurance for the Company or an Affiliate, as an independent contractor or an employee of a corporation licensed to sell insurance offered by such an insurance company, or as a staff member of either such an independent contractor or licensed corporation.

2.3. “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units or NVA Target Award Opportunities.

2.4. “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

2.5. “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7. “Change in Control” will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:

(a)

At any time when Nationwide Mutual Insurance Company and its Subsidiaries cease to be the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty and one-tenth percent (50.1%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)	The shareholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company’s assets.

2.8. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9. “Committee” means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.10. “Company” means Nationwide Financial Services, Inc., a Delaware corporation, including any and all of its Subsidiaries, and any successor thereto as provided in Article 19 herein.

2.11. “Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate.

2.12. “Disability” shall have the meaning ascribed to such term in the employee health care plan maintained by the Company, or if no such plan exists, at the discretion of the Committee.

2.13. “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.14. “Employee” means any employee of the Company or an Affiliate.

2.15. “Enterprise” means Nationwide Mutual Insurance Company, Nationwide Mutual Fire Insurance Company, Farmland Mutual Insurance Company and their Subsidiaries.

2.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17. “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.18. “Fair Market Value” shall be equal to the closing sale price of a Share on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.19. “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.20. “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.21. “Named Executive Officer” means a Participant who is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

2.22. “NVA Target Award Opportunity” means an Award granted to a Participant, as described in Article 10 herein, that provides the Participant an opportunity to earn amounts during a Performance Period if certain pre-established performance goals (relating to economic value added and adjusted net income after capital charge of the Enterprise) are achieved.

2.23. “Non-Employee Director” shall have the meaning ascribed to such term in Rule 16b-3 of the Exchange Act.

2.24. “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.25. “NVA Award Bank” means the bookkeeping account maintained for a Participant who has an NVA Target Award Opportunity, as described in Section 10.3 herein.

2.26. “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.27. “Participant” means a current or former Employee, Director or Agent who has outstanding an Award granted under the Plan.

2.28. “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.29. “Performance Period” means the period during which a performance measure must be met.

2.30. “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.31. “Performance Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.32. “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance measures, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.33. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.34. “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.35. “Shares” means the shares of Class A Common Stock of the Company, par value $0.01 per share.

2.36. “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Article 7 herein.

2.37. “Subsidiary” means any corporation in which an organization owns directly, or indirectly through subsidiaries, at least twenty-five percent (25%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the organization owns at least twenty-five percent (25%) of the combined equity thereof.

2.38. “Tandem SAR” means an SAR that is granted in connection with a related Option, as described in Article 7 herein.

Article 3. Administration

3.1. The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board. The members of the Committee shall be Non-Employee Directors and shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2. Authority of the Committee. Except as limited by law or by the Restated Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees, Directors and Agents who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 16 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors, Employees, Agents, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be twenty million one hundred thousand (20,100,000). In the event any Award under the Plan is not settled in Shares or is forfeited, expires or is canceled without delivery of Shares, the Shares subject to such Award shall again be available for delivery under the Plan.

With respect to Awards and any related dividends or dividend equivalents intended to qualify for the Performance-Based Exception, the following rules shall apply:

(a)	Options: The maximum aggregate number of Shares with respect to which Options may be granted in any one fiscal year to any one Participant shall be five hundred thousand (500,000).

(b)	SARs: The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one fiscal year to any one Participant shall be five hundred thousand (500,000).

(c)	Restricted Stock: The maximum aggregate number of Shares of Restricted Stock that may be granted in any one fiscal year to any one Participant shall be three hundred thousand (300,000).

(d)

Performance Shares/Performance Units: The maximum aggregate payout with respect to Awards of Performance Shares or Performance Units that may be made in any one fiscal year to any one Participant shall be five hundred thousand (500,000) Shares or, if payout is in cash, a cash payment equal to the Fair Market Value of five hundred thousand (500,000) Shares at the end of the Performance Period.

(e)

NVA Target Award Opportunities: The maximum aggregate payout with respect to an NVA Target Award Opportunity that may be made in any one fiscal year to any one Participant shall be ten million dollars ($10,000,000) or, if payment is in Shares, such number of Shares having an equivalent Fair Market Value.

(f)	Dividends and Dividend Equivalents: The maximum dividend or dividend equivalent payment that may be made in any one fiscal year to any one Participant shall be two million dollars ($2,000,000).

4.2. Adjustments in Authorized Shares. In the event of any change in corporate capitalization (such as a stock split or reverse stock split), any corporate transaction, such as a merger, consolidation, separation (including a spin-off, or other distribution of stock or property of the Company), reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or share exchange, any partial or complete liquidation of the Company or any other event for which the Committee determines an adjustment is appropriate, such adjustment shall be made in the kind of shares that may be delivered under the Plan, the number of Shares that may be delivered under Section 4.1, the number, kind and/or price of Shares subject to outstanding Awards granted under the Plan, the Award limits set forth in subsections 4.1(a) through 4.1(f) and the terms of Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5. Eligibility and Participation

5.1. Eligibility. Persons eligible to participate in the Plan include all Employees, including Employees who are members of the Board, all Directors and all Agents.

5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Agents, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Options

6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3. Exercise Price. The Exercise Price for each grant of an Option under the Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options which are intended to be ISOs shall be subject to the limitation set forth in Code Section 422(d).

6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Exercise Price of an Option shall be payable to the Company in full: (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the Shares, other than Shares purchased by the Participant on the open market, which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Exercise Price), (c) by broker-assisted cashless exercise or (d) by a combination of (a), (b) and/or (c).

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8. Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Agent, service with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment or service.

6.9. Nontransferability of Options.

(a)

Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)

Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7. Stock Appreciation Rights

7.1. Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of a Tandem SAR shall equal the Exercise Price of the related Option.

7.2. Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

7.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

7.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)	the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7. Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Agent, service with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment or service.

7.8. Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 8. Restricted Stock

8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3. Transferability. Except as otherwise provided in a Participant’s Award Agreement, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement, and all rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4. Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance measures, time-based restrictions on vesting following the attainment of the performance measures, and/or restrictions under applicable federal or state securities laws.

The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

8.5. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.6. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if it is intended that an Award of Restricted Stock comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

8.7. Termination of Employment or Service. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Agent, service with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment or service.

Article 9. Performance Units and Performance Shares

9.1. Grant of Performance Units/Shares. Subject to the terms and provisions of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and as shall be set forth in the Award Agreement.

9.2. Performance Unit/Share Agreements. Each Performance Unit/Share grant shall be evidenced by an Award Agreement that shall specify the applicable Performance Period(s), the initial value of the Performance Units, the applicable performance measures and such other provisions as the Committee shall determine. The initial value of a Performance Share shall equal the Fair Market Value of a Share on the date of grant.

9.3. Earning of Performance Units/Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by him or her over the Performance Period, to be determined as a function of the extent to which the corresponding performance measures have been achieved.

9.4. Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made following the close of the applicable Performance Period, either in a single lump sum or over a period of time, as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be subject to any restrictions deemed appropriate by the Committee and set forth in the Award Agreement.

9.5. Dividend Equivalents. At the discretion of the Committee, an Award of Performance Units/Shares may provide the Participant with the right to receive dividend equivalent payments, which payments may be either made currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Without limiting the generality of the preceding sentence, if it is intended that an Award of Performance Units/Shares comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividend equivalents awarded with respect to such Performance Units/Shares, such that the dividend equivalents and/or the Performance Units/Shares maintain eligibility for the Performance-Based Exception.

9.6. Termination of Employment or Service. Each Performance Unit/Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting the Award following termination of the Participant’s employment or, if the Participant is a Director or Agent, service with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Performance Units/Shares granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment or service.

9.7. Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10. NVA Target Award Opportunities

10.1. Grant of NVA Target Award Opportunities. Subject to the terms and provisions of the Plan, NVA Target Award Opportunities may be granted to Participants in such amounts, at any time and from time to time, and upon such terms and conditions as shall be determined by the Committee.

10.2. NVA Target Award Opportunity Award Agreements. Each grant of an NVA Target Award Opportunity shall be evidenced by an Award Agreement that shall specify the terms of the NVA Target Award Opportunity, including, without limitation, the Performance Period, the performance goals relating to economic value added and adjusted net income after capital charge of the Enterprise that must be achieved for the Participant to become entitled to a credit/debit to his or her NVA Award Bank and/or to receive a payment (or payments), the potential payout opportunities, the methodology that will be used to determine the payment(s), if any, earned by the Participant and such other provisions as the Committee shall determine.

10.3. NVA Award Banks. Subject to the terms of the Plan and the Participant’s Award Agreement, the Company will maintain a bookkeeping account (the “NVA Award Bank”) in the name of each Participant who receives an NVA Target Award Opportunity and, based on the level of achievement of pre-established performance goals relating to economic value added and adjusted net income after capital charge of the Enterprise, will annually credit (or debit) the Participant’s NVA Award Bank accordingly.

10.4. Form and Timing of Payment of NVA Target Award Opportunities. Subject to the terms of the Plan and the Participant’s Award Agreement, a Participant will be entitled to receive a distribution of a portion of any positive balance in his or her NVA Award Bank at or as soon as practicable after the end of a Performance Period. No payment will be made if a Participant’s NVA Award Bank has a negative balance; however, in no event will a Participant be obligated to make a payment to the Company (or repay an amount previously distributed) because of a negative balance in the Participant’s NVA Award Bank. Subject to the terms of the Plan, the Committee, in its sole discretion, may make payment(s) in cash or Shares (or in a combination thereof).

10.5. Termination of Employment or Service. Each Participant’s NVA Target Award Opportunity Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to the NVA Target Award Opportunity following termination of employment or, if the Participant is a Director or Agent, termination of service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all NVA Target Award Opportunities granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment or service.

10.6. Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, no interest in a Participant’s NVA Target Award Opportunity may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 11. Performance Measures

Unless and until the Company proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards (including any related dividends or dividend equivalents) to Named Executive Officers which are designed to qualify for the Performance-Based Exception, or to other Awards under the Plan, the performance measure(s) to be used for purposes of such grants shall be chosen from among earnings per share, economic value added, market share (actual or targeted growth), net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), share price, stock price growth, or total shareholder return. Awards (including any related dividends or dividend equivalents) that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance measures; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

In the event that applicable tax and/or securities laws change to permit Board and/or Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board and/or Committee shall have discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board and/or Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, such grants may be made without satisfying the requirements of the Performance-Based Exception.

Article 12. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing during the Participant’s lifetime with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 13. Deferrals

If permitted by the Committee, a Participant may be eligible to elect to defer receipt of amounts that would otherwise be provided to such Participant with respect to an Award under the Plan. If permitted, such deferral (and the required deferral election) shall be made in accordance with, and shall be subject to, the terms and conditions of the applicable deferred compensation plan under which such deferral is made and such other terms and conditions as the Committee may impose.

Article 14. Rights of Participants

14.1. Continued Service. Nothing in the Plan shall:

(a)	interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time,

(b)	confer upon any Participant any right to continue in the employ or service of the Company or any of its Affiliates, nor

(c)	confer on any Director any right to continue to serve on the Board of Directors of the Company or any of its Affiliates.

14.2. Participation. No Employee, Director or Agent shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

Article 15. Change in Control

15.1. Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)	Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

(b)	Any restriction periods and restrictions imposed on Restricted Stock shall lapse;

(c)

The target payout opportunities attainable under all outstanding Awards of Restricted Stock (if performance-based), Performance Units, Performance Shares and NVA Target Award Opportunities shall be deemed to have been fully earned for the entire Performance Period(s) as of the date the Change in Control occurs. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants, with respect to Awards which are payable in cash, within thirty (30) days following the effective date of the Change in Control a pro rata amount based upon an assumed achievement of all relevant performance measures and upon the length of time within the Performance Period which has elapsed prior to the Change in Control.

15.2. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 15 at any time and from time to time prior to the date of a Change in Control. This Section 15.2 shall not operate to reduce any rights granted to a Participant under Section 16.3.

Article 16. Amendment, Modification, and Termination

16.1. Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which the securities of the Company are listed, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

16.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

16.3. Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

16.4. Compliance with the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 16, make any adjustments to the Plan and/or Award Agreements it deems appropriate.

Article 17. Withholding

17.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

17.2. Use of Shares to Satisfy Withholding Obligation. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect that the withholding requirement be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction. Any such elections by a Participant shall be irrevocable, made in writing and signed by the Participant. In addition, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction shall automatically be withheld from an Award if and to the extent a Participant fails to timely satisfy a tax withholding obligation related to the Award.

Article 18. Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company’s best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company.

Article 20. Legal Construction

20.1. Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such act, code, section, rule or regulation, as may be amended from time to time, or to any successor act, code, section, rule or regulation.

20.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.4. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.

Amended and Restated March, 2000, to increase the number of shares under the plan from 2,600,000 to 6,100,000 and to add 162(m) provisions

Approved by the Shareholders May 3, 2000

Amended and Restated February 27, 2002, to add insurance agents, increase the number of shares available under the plan from 6,100,000 to 20,100,000, remove the plan’s ten year term (other than for ISOs), and to increase 162(m) limits

Approved by the Shareholders May 8, 2002

Amended and Restated January 1, 2004, to add NVA awards and to designate 162(m) limits for NVA awards, dividends and dividend equivalents

Approved by the Shareholders May 5, 2004